Exhibit 23.2

Consent of Independent Auditors

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 33-54394) pertaining to the Input/Output, Inc. Amended 1990 Stock Option Plan and Amended and Restated 1991 Outside Directors’ Stock Option Plan,

(2)	Registration Statement (Form S-8 No. 33-46386) pertaining to the Input/Output, Inc. 1990 Restricted Stock Plan, 1990 Stock Option Plan and 1991 Directors’ Stock Option Plan,

(3)
Registration Statement (Form S-8 No. 33-85304) pertaining to the Input/Output, Inc. Amended 1990 Stock Option Plan and the Input/Output, Inc. Amended and Restated 1991 Outside Directors Stock Option Plan,

(4)	Registration Statement (Form S-8 No. 333-14231) pertaining to the Input/Output, Inc. 1996 Non-Employee Director Stock Option Plan,

(5)	Registration Statement (Form S-8 No. 333-24125) pertaining to the Input/Output, Inc. Employee Stock Purchase Plan,

(6)	Registration Statement (Form S-8 No. 333-80297) pertaining to the Input/Output, Inc. 1998 Restricted Stock Plan,

(7)	Registration Statement (Form S-8 No. 333-36264) pertaining to the Input/Output, Inc. 2000 Restricted Stock Plan,

(8)	Registration Statement (Form S-8 No. 333-49382) pertaining to the Input/Output, Inc. 2000 Long-Term Incentive Plan,

(9)	Registration Statement (Form S-8 No. 333-60950) pertaining to the Input/Output, Inc. Non-Employee Directors’ Retainer Plan,

(10)	Registration Statement (Form S-8 No. 333-112677) pertaining to the Input/Output, Inc. 2003 Employee Stock Option Plan,

(11)	Registration Statement (Form S-8 No. 333-116355) pertaining to the GX Technology Corporation Employee Stock Option Plan,

(12)	Registration Statement (Form S-8 No. 333-117716) pertaining to the Input/Output, Inc. Concept Systems Employment Inducement Stock Option Program,

(13)
Registration Statement (Form S-8 No. 333-123831) pertaining to the Input/Output, Inc. GX Technology Corp. Employment Inducement Stock Option Program and the Input/Output, Inc. April 2005 Inducement Equity Program,

(14)	Registration Statement (Form S-8 No. 333-125655) pertaining to the Input/Output, Inc. 2004 Long-Term Incentive Plan,

(15)	Registration Statement (Form S-8 No. 333-135775) pertaining to the Input/Output, Inc. Second Amended and Restated Input/Output, Inc. 2004 Long-Term Incentive Plan,

(16)	Registration Statement (Form S-3 No. 333-112263) of Input/Output, Inc.,

(17)	Registration Statement (Form S-3 No. 333-123632) of Input/Output, Inc.,

(18)	Registration Statement (Form S-8 No. 333-145274) pertaining to the Third Amended and Restated Input/Output, Inc. 2004 Long-Term Incentive Plan,

(19)	Registration Statement (Form S-8 No. 333-155378) pertaining to the Fourth Amended and Restated 2004 Long-Term Incentive Plan and the ARAM Systems Employee Inducement Stop Options Program,

(20)	Registration Statement (Form S-3 No. 333-159898) of ION Geophysical Corporation,

(21)	Registration Statement (Form S-8 No. 333-167943) pertaining to the Fifth Amended and Restated 2004 Long-Term Incentive Plan and the ION Geophysical Corporation Employee Stock Purchase Plan,

(22)	Registration Statement (Form S-3 No. 333-166200) of ION Geophysical Corporation,

(23)	Registration Statement (Form S-8 No. 333-176046) pertaining to the Sixth Amended and Restated 2004 Long-Term Incentive Plan, and

(24)	Registration Statement (Form S-8 No. 333-190474) pertaining to the 2013 Long-Term Incentive Plan, of our report dated March 21, 2012, with respect to the consolidated financial statements of INOVA Geophysical Equipment Limited and subsidiaries for the year ended December 31, 2011, included in the Form 10-K/A — Amendment No. 1 to Annual Report on Form 10-K of ION Geophysical Corporation for the year ended December 31, 2013.
Calgary, Alberta    /s/ Ernst & Young LLP
March 28, 2014     Chartered Accountants